Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2024 relating to the financial statements of Creative Realities, Inc., appearing in the Annual Report on Form 10-K of Creative Realities, Inc. for the year ended December 31, 2023, as amended on April 26, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

October 17, 2024